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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Sybase, Inc. on Form S-3 registering the resale of shares issued by Sybase, Inc. in the acquisition of Purchase Net, Inc. of our report dated February 14, 1995, on our audits of the consolidated financial statements and financial statements schedule of Powersoft Corporation as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, which report is included in the Form 10-K of Sybase, Inc.



                                                        COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
February 27, 1997





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